Exhibit 99.1

            SELECTED FINANCIAL INFORMATION AND EFFECT OF SFAS NO. 142
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
Selected Financial Data

Statement of Operations Data: (1)                                     Year ended December 31,
                                                                  --------------------------------------------------
(in thousands, except per share data)                                 1999              2000              2001
                                                                  --------------    --------------    --------------
Net sales                                                         $     346,826     $     486,031     $     508,053
                                                                  --------------    --------------    --------------
Gross profit                                                            177,750           234,663           267,185
Selling, general and administrative                                     113,995           177,392           182,972
Depreciation and amortization                                             6,100            10,303            11,613
Amortization of excess cost over net assets acquired                      7,958            13,025            13,073
Unusual charges (2)                                                       6,340             2,364            24,438
                                                                  --------------    --------------    --------------
Income from operations                                                   43,357            31,579            35,089
Interest expense, net                                                   (22,177)          (47,072)          (43,065)
                                                                  --------------    --------------    --------------
Income (loss) before taxes                                               21,180           (15,493)           (7,976)
Provision (benefit) for income taxes                                     10,194            (1,497)              907
                                                                  --------------    --------------    --------------
Net income (loss)                                                 $      10,986     $     (13,996)    $      (8,883)
                                                                  ==============    ==============    ==============
Net income (loss) applicable to common stock                      $       8,831     $     (18,534)    $     (13,741)
                                                                  ==============    ==============    ==============

Basic Per Common Share Data
Net income (loss) applicable to common stock                      $        0.47     $       (0.98)    $       (0.73)
                                                                  ==============    ==============    ==============
Shares used to compute basic per common share amounts                    18,855            18,910            18,920
                                                                  ==============    ==============    ==============

Diluted Per Common Share Data (3)
                                                                  --------------    --------------    --------------
Net income (loss) applicable to common stock                      $        0.44     $       (0.98)    $       (0.73)
                                                                  ==============    ==============    ==============
Shares used to compute diluted per common share amounts                  20,005            18,910            18,920
                                                                  ==============    ==============    ==============
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Balance Sheet Data:                                     December 31,
-------------------                          --------------------------------
(in thousands)                                  1999        2000        2001
                                             --------    --------    --------
Cash and cash equivalents                    $  5,735    $ 20,669    $ 10,043

Working capital                               118,428     133,690     109,216

Total assets                                  750,081     761,818     699,907

Long-term debt                                426,211     422,838     367,315

Redeemable convertible preferred stock         61,343      65,881      70,739

Shareholders' equity                         $172,914    $154,380    $145,674

--------------
(1) A reclassification has been made to the 1999, 2000 and 2001 presentation to conform to the presentation of the amortization of assembled workforce for the six months ended June 30, 2002, as reported in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.
(2) The 1999 and 2000 results include integration and restructuring costs of $6.3 million and $2.4 million, respectively, incurred in connection with the purchase of NovaCare
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       O&P. The 2001 results include impairment, restructuring, and improvement costs of $24.4 million, comprised of: (i) a non-cash charge of approximately $4.8 million related to stock compensation to AlixPartners, LLC for services rendered; (ii) restructuring charges of $3.7 million recorded in the second quarter of 2001 principally related to severance and lease termination expenses; (iii) an asset impairment loss of approximately $8.1 million incurred in connection with the October 9, 2001 sale of substantially all of the manufacturing assets of Seattle Orthopedic Group, Inc.; and (iv) approximately $7.8 million of other charges primarily comprised of fees paid to AlixPartners, LLC in connection with development of the Company's performance improvement plan.
(3) Excludes the effect of the conversion of the 7% Redeemable Convertible Preferred Stock into Common Stock as it is considered anti-dilutive. For 2000 and 2001, excludes the effect of all dilutive options and warrants as a result of the Company's net loss for the years ended December 31, 2000 and 2001.

Change in Accounting for Goodwill and Certain Other Intangibles

Effective July 1, 2001 the Company adopted certain provisions of Statement of Financial Accounting Standards 141, Business Combinations ("SFAS 141") and effective January 1, 2002, the Company adopted the full provisions of SFAS 141 and Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets ("SFAS 142").

SFAS 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets apart from goodwill. The Company evaluated its goodwill and intangibles acquired prior to June 30, 2001 using the criteria of SFAS 141, which resulted in other intangibles with an unamortized balance of $4.8 million (comprised entirely of assembled workforce intangibles) being combined into goodwill at January 1, 2002.

SFAS 142 requires that purchased goodwill and certain indefinite-lived intangibles no longer be amortized, but instead be tested for impairment at least annually. The Company evaluated its intangible assets, other than goodwill, and determined that all such assets have determinable lives.

SFAS 142 prescribes a two-phase process for impairment testing of goodwill. The first phase, required to be completed by June 30, 2002, screens for impairment; while the second phase (if necessary), required to be completed by December 31, 2002, measures the impairment. The Company has completed the transitional impairment test, which did not result in the impairment of recorded goodwill. The Company determined that it had two reporting units, which were the same as its reportable segments: (i) patient-care centers and (ii) distribution. All of the Company's goodwill is attributable to the patient-care centers.

In accordance with SFAS 142, the effect of this accounting change is reflected prospectively. Supplemental comparative disclosure as if the change had been retroactively applied to the prior year period is as follows (in thousands, except per share amounts):

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                                                     Year ended December 31,
                                                --------------------------------------
                                                    1999        2000           2001
                                                ----------   -----------   -----------
Net income (loss):
Reported net income (loss)                      $   10,986   $  (13,996)   $   (8,883)
Goodwill amortization, net of tax benefit (4)        6,814       11,208        11,029
                                                ----------   ----------    ----------
Adjusted net income (loss)                      $   17,800   $   (2,788)   $    2,146
                                                ==========   ==========    ==========
Basic income (loss) per share:
Reported income (loss) per share                $     0.47   $    (0.98)   $    (0.73)
Goodwill amortization, net of tax benefit       $     0.36   $     0.59    $     0.59
                                                ----------   ----------    ----------
Adjusted basic income (loss) per share          $     0.83   $    (0.39)   $    (0.14)
                                                ==========   ==========    ==========

Diluted income (loss) per share:
Reported income (loss) per share                $     0.44   $    (0.98)   $    (0.73)
Goodwill amortization, net of tax benefit       $     0.34   $     0.59    $     0.59
                                                ----------   ----------    ----------
Adjusted diluted income (loss) per share        $     0.78   $    (0.39)   $    (0.14)
                                                ==========   ==========    ==========
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(4)  For each of the three years ended December 31, 2001, consists of $8.0 million, $13.0 million and $13.1 million, respectively, in amortization.
     For each of the three years ended December 31, 2001, these amounts are offset by the related tax benefit of $1.2 million, $1.8 million and $2.1 million, respectively.

As of January 1, 2002, the Company had an unamortized balance of $6.7 million of definite-lived intangible assets (comprised of $10.1 million in patents and other intangible assets, offset by $3.4 million in accumulated amortization). Estimated aggregate amortization expense related to such assets for each of the five years ended December 31, 2006 is as follows (in thousands):

                   2002         $    963
                   2003         $    839
                   2004         $    768
                   2005         $    762
                   2006         $    751